UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

The following unaudited pro forma consolidated balance sheet and statements of operations combine our historical consolidated financial statements with NACC. On November 19, 2004, we acquired substantially all of the assets and assumed certain liabilities of NACC and recorded the acquisition using the purchase method of accounting.

We derived the unaudited pro forma consolidated balance sheet and statements of operations data from our unaudited consolidated financial statements for the nine months ended September 30, 2004, and our consolidated financial statements for the year ended December 31, 2003, the audited statement of assets to be acquired and liabilities to be assumed of NACC as of September 24, 2004, the unaudited statement of operations of NACC for the nine months ended September 24, 2004, which include the audited statement of revenues and direct operating expenses for the year ended September 24, 2004 less the unaudited three months ended December 19, 2003, and unaudited statement of operations for the twelve months ended December 19, 2003, which include the audited statement of operations of NACC for the year ended September 19, 2003, less the unaudited three months September 21, 2002 through December 20, 2002, plus the unaudited three months September 20, 2003 through December 19, 2003. The historical financial statements used in preparing the pro forma financial data are summarized and should be read in conjunction with our complete historical consolidated financial statements.

The pro forma consolidated balance sheet as of September 30, 2004, gives effect to the purchase of NACC using the purchase method of accounting as if the acquisition and the offering of the Outstanding Notes had been consummated on September 30, 2004. The pro forma consolidated statements of operations for the nine months ended September 30, 2004, and for the year ended December 31, 2003, give effect to the acquisition using the purchase method of accounting as if the acquisition and the offering of the Outstanding Notes had been consummated at January 1, 2003.

We are providing the pro forma consolidated financial information for illustrative purposes only. The companies may have performed differently had they been combined during the periods presented. You should not rely on the unaudited pro forma consolidated financial information as being indicative of the historical results that would have been achieved had the companies actually been combined during the periods presented or the future results that the combined company will experience. The unaudited pro forma consolidated statements of operations do not give effect to any cost savings or operating synergies expected to result from the acquisition or the costs to achieve such cost savings or operating synergies.

Integrated Alarm Services Group, Inc.
Pro Forma Consolidated Balance Sheet
As of September 30, 2004
(unaudited)

				Pro forma			Offering		Pro forma
	IASG	NACC	Subtotal	adjustments		Pro forma	proceeds		as adjusted
Assets
Current assets:
Cash and cash equivalents	$4,269,912	$-	$4,269,912	$-		$4,269,912	$18,871,904	(4)	$23,141,816
Current portion of notes receivable	1,061,788	2,184,044	3,245,832			3,245,832			3,245,832
Accounts receivable, net	5,784,853	1,546,000	7,330,853			7,330,853			7,330,853
Inventories	917,408	-	917,408			917,408			917,408
Prepaid expenses	1,580,190	-	1,580,190			1,580,190			1,580,190
Due from related party	127,467	-	127,467			127,467			127,467
Total current assets	13,741,618	3,730,044	17,471,662			17,471,662			36,343,566

Property and equipment, net	6,107,488	3,659,000	9,766,488	(1,721,500)	(1)	8,044,988			8,044,988
Notes receivable net of current portion	3,276,716	8,026,956	11,303,672	(2,168,794)	(1)	9,134,878			9,134,878
Subordinated loan participation	-	17,416,000	17,416,000	(1,980,439)	(1)	15,435,561			15,435,561
Dealer relationships, net	20,631,598	-	20,631,598	17,069,954	(1)	37,701,552			37,701,552
Customer contracts, net	85,594,928	7,234,000	92,828,928	(180,119)	(1)	92,648,809			92,648,809
Goodwill, net	90,508,406	-	90,508,406			90,508,406			90,508,406
Debt issuance costs, net	1,085,941	-	1,085,941			1,085,941	3,919,452	(3)	5,005,393
Other identifiable intangibles, net	1,898,416	-	1,898,416			1,898,416			1,898,416
Restricted cash and cash equivalents	1,855,896	-	1,855,896			1,855,896			1,855,896
Other assets	4,813,952	-	4,813,952			4,813,952			4,813,952
Total assets	$229,514,959	$40,066,000	$269,580,959	$11,019,101		$280,600,060	$22,791,356		$303,391,416

Liabilities and Stockholders' Equity
Current liabilities:
Current portion of long-term debt	$15,296,000	$-	$15,296,000	$-		$15,296,000	$(9,150,000)	(4)	$6,146,000
Current portion of capital lease obligations	431,997	-	431,997			431,997			431,997
Accounts payable	943,627	844,000	1,787,627			1,787,627			1,787,627
Accrued expenses	5,941,073	1,016,000	6,957,073			6,957,073			6,957,073
Current portion of deferred revenue	7,751,164	770,000	8,521,164			8,521,164			8,521,164
Other liabilities	618,575	-	618,575			618,575			618,575
Due to NACC	-	-	-	48,455,101	(2)	48,455,101	(48,455,101)	(5)	-
Total current liabilities	30,982,436	2,630,000	33,612,436			82,067,537			24,462,436

Long-term debt, net of current portion	43,720,112	-	43,720,112			43,720,112	81,279,888	(4)	125,000,000
Capital lease obligations, net of current portion	190,907	-	190,907			190,907			190,907
Deferred revenue, net of current portion	3,040,637	-	3,040,637			3,040,637			3,040,637
Deferred income taxes	759,425	-	759,425			759,425			759,425
Other liabilities	17,819	-	17,819			17,819			17,819
Due to related party	23,677	-	23,677			23,677			23,677
Total liabilities	78,735,013	2,630,000	81,365,013			129,820,114			153,494,901

Stockholder' equity:
Preferred stock, $.001 par value; authorized
3,000,000 shares	-	-	-			-			-
Common stock, $.001 par value, authorized
100,000,000; issued and outstanding
24,681,462 shares	24,682	-	24,682			24,682			24,682
Paid-in capital	206,365,106	-	206,365,106			206,365,106			206,365,106
Accumulated deficit	(55,609,842)	-	(55,609,842)			(55,609,842)	(883,431)	(6)	(56,493,273)
Total stockholders' equity	150,779,946	-	150,779,946			150,779,946			149,896,515
Total liabilities and stockholders' equity	$229,514,959	$2,630,000	$232,144,959	$48,455,101		$280,600,060	$22,791,356		$303,391,416

Integrated Alarm Services Group, Inc.
Notes to Pro Forma Consolidated Balance Sheet
(unaudited)

(1) The account balances of NACC are stated at historical cost. To apply purchase accounting to the acquisition, several of the asset classifications need to be adjusted to state the balances at estimated fair value. The preliminary purchase price allocation is based upon management’s best estimates of fair value and is therefore subject to adjustment. Upon completion of an independent valuation, the purchase price allocation will be finalized and the resulting adjustments will be applied to the assets and liabilities. The final purchase price adjustment may result in  material reclassifications to the pro forma balance sheet and adjustments to the statement of operations. The following asset balances have been decreased: notes receivable $2,168,794, property and equipment $1,721,500, subordinated loan participation $1,980,439 and customer contracts $180,119. The following asset balance has been increased: dealer relationships $17,069,954. The property and equipment decrease is due primarily to a reclassification to customer contracts to be consistent with our presentation. Deferred revenue is stated at its historical cost and is subject to adjustment upon completion of an independent valuation.

The preliminary purchase price allocation is as follows:

Accounts receivable	$1,546,000
Property and equipment	1,937,500
Notes receivable	8,042,205
Subordinated loan participation	15,435,561
Dealer relationships	17,069,954
Customer contracts	7,053,881
Accounts payable	(844,000
Accrued expenses	(1,016,000)
Deferred revenue	(770,000)
$48,455,101

(2) The amount due to NACC for the purchase of the business would be $48,455,101at September 30, 2004. This represents the contractual purchase price of $49,189,727 and a working capital adjustment of $734,626. The final working capital adjustment will be calculated based on balances that exist as of the date of closing. The amount of this adjustment is not expected to be material.

(3) The new debt issued has estimated initial purchaser, legal and accounting fees of $4,580,000. The debt to be retired has unamortized fees of $660,548 which will be charged to expense at the time the debt is redeemed. The net increase to debt issuance costs is $3,919,452.

(4) The offering of the Outstanding Notes resulted in new long-term debt (at an interest rate of 12%) of $125,000,000 offset by debt retirement of $52,870,112 (excluding prepayment penalties of $222,883) resulting in a net increase in long-term debt of $72,129,888. Since $9,150,000 of the long-term debt retired is currently classified as a current liability, the current portion decreases, resulting in the long-term classification on the balance sheet being increased a total of $81,279,888.

(5) The net proceeds of the offering of the Outstanding Notes are approximately $120,420,000. After retiring $53,092,995 in debt (including prepayment penalties) and using $48,455,101 to pay NACC for the acquisition, the remaining $18,871,904 will be added to working capital.

(6) The accumulated deficit is being charged for the unamortized debt issuance fees of $660,548 and prepayment penalties of $222,883 on the debt retired. The total charged is $883,431. These items will be expensed to the statement of operations during the fourth quarter of 2004.

Integrated Alarm Services Group, Inc.
Pro Forma Consolidated Statement of Operations
For the Twelve Months Ending December 31, 2003
(unaudited)

				Pro forma			Offering		Pro forma
	IASG	NACC	Subtotal	Adjustments		Pro forma	proceeds		as adjusted
Revenue	$40,867,598	$18,661,000	$59,528,598	$(1,319,947)	(1)	$58,208,651	$-		$58,208,651

Cost of revenue (excluding depreciation
and amortization)	16,393,439	7,016,040	23,409,479			23,409,479			23,409,479

	24,474,159	11,644,960	36,119,119			34,799,172			34,799,172

Operating expenses:
Selling and marketing	1,108,621	1,800,244	2,908,865			2,908,865			2,908,865
Depreciation and amortization	12,322,558	1,218,000	13,540,558	2,188,110	(2)	15,728,668			15,728,668
General and administrative	11,167,460	3,689,716	14,857,176			14,857,176			14,857,176
General and administrative-related party	3,525,000	351,000	3,876,000			3,876,000			3,876,000
Total operating expenses	28,123,639	7,058,960	35,182,599			37,370,709			37,370,709

Income (loss) from operations	(3,649,480)	4,586,000	936,520			(2,571,537)			(2,571,537
Other income (expense):
Other income	295,984	-	295,984			295,984			295,984
Amortization of debt issuance costs	(3,168,315)	-	(3,168,315)			(3,168,315)	(429,504)	(5)	(3,597,819
Interest expense	(13,569,846)	-	(13,569,846)			(13,569,846)	(9,164,000)	(6)	(22,733,846
Interest expense-related party	-	(1,456,000)	(1,456,000)	1,456,000	(3)	-			-
Interest income	1,613,669		1,613,669	3,015,788	(1)	4,629,457			4,629,457

Income (loss) before income taxes	(18,477,988)	3,130,000	(15,347,988)			(14,384,257)			(23,977,761

Income tax expense (benefit)	3,526,572	1,296,000	4,822,572	(1,059,714)	(4)	3,762,858			3,762,858

Income (loss) from continuing operations	$(22,004,560)	$1,834,000	$(20,170,560)			$(18,147,115)			$(27,740,619

Basic and diluted income (loss) per share	$(1.95)					$(1.61)			$(2.46

Weighted average number of common
Shares outstanding	11,263,455					11,263,455			11,263,455

Integrated Alarm Services Group, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Twelve Months Ending December 31, 2003
(unaudited)

(1) This adjustment reclassifies interest income of $1,319,947 on NACC notes receivable from revenue to interest income to be consistent with our classification. In addition, notes receivable and subordinated loan participation were discounted to fair value using a 6% discount rate and will result in imputed interest income of $1,695,841 in the first year. The total increase in interest income for these items is $3,015,788.

(2) The adjustments were made to asset balances in applying purchase accounting. The following summarizes the adjustment required for depreciation and amortization expense:

Asset	IASG method	Useful life in years	Depreciation/amortization	Previously recorded by NACC	Adjustment
Property and equipment	Straight-line	4.5	$425,839	$342,000	$83,839
Dealer relationships	150% declining balance	15	1,688,295	-	$1,688,295
Customer contracts	Straight-line plus attrition	18	1,291,976	876,000	$415,976
			$3,406,110	$1,218,000	$2,188,110

If $1.0 million of fair value is reallocated to or from Dealer relationships as a result of finalizing the valuation, it will change total amortization for the year by $0.1 million. Customer contracts includes attrition amortization expense of approximately $904,000.

(3) NACC recorded interest expense based on outstanding balances due to its parent. No debt is being assumed and this expense of $1,456,000 will be eliminated.

(4) NACC recorded federal and state income tax expense aggregating $1,296,000 based upon its agreement with a reporting parent. We are currently in a net operating loss position and therefore would not be required to record a federal income tax expense on NACC's earnings. Accordingly, we reversed federal income tax expense of $1,059,714. The remaining income tax expense of $263,286 represents California state income taxes.

(5) The debt issuance costs of the Notes are estimated at $4,580,000 and will be amortized using the effective interest method over the seven years to maturity resulting in a $654,286 per year of debt issuance expense. The debt retired had an annual amortization expense of $224,782 resulting in a net increase in amortization expense for the year of $429,504.

(6) The $125,000,000 of the Notes in new debt at an interest rate of 12% will result in annual interest expense of $15,000,000. The debt to be retired of $52,870,112 has annual interest expense of approximately $5,836,000 for an effective rate of approximately 11.0%. The net increase in the annual interest expense will be approximately $9,164,000.

Note: The unaudited pro forma consolidated statement of operations includes general and administrative related party expenses (corporate overhead) of $351,000 which is not expected to recur in future periods.

Integrated Alarm Services Group, Inc.
Pro Forma Consolidated Statement of Operations
For the Nine Months Ending September 30, 2004
(unaudited)

				Pro forma			Offering		Pro forma
	IASG	NACC	Subtotal	Adjustments		Pro forma	proceeds		as adjusted
Revenue	$59,627,559	$14,102,137	$73,729,696	$(2,479,251)	(1)	$71,250,445	$-		$71,250,445

Cost of revenue (excluding depreciation
and amortization)	22,938,107	5,981,811	28,919,918			28,919,918			28,919,918

	36,689,452	8,120,326	44,809,778			42,330,527			42,330,527

Operating expenses:
Selling and marketing	3,246,126	778,411	4,024,537			4,024,537			4,024,537
Depreciation and amortization	16,245,896	991,307	17,237,203	1,220,466	(2)	18,457,669			18,457,669
General and administrative	14,930,890	2,924,925	17,855,815			17,855,815			17,855,815
General and administrative-related party	-	255,853	255,853			255,853			255,853
Total operating expenses	34,422,912	4,950,496	39,373,408			40,593,874			40,593,874

Income from operations	2,266,540	3,169,830	5,436,370			1,736,653			1,736,653
Other income (expense):
Other income (expense)	(3,080)	-	(3,080)			(3,080)			(3,080)
Amortization of debt issuance costs	(741,307)	-	(741,307)			(741,307)	(322,129)	(4)	(1,063,436)
Interest expense	(5,501,517)	-	(5,501,517)			(5,501,517)	(6,873,000)	(5)	(12,374,517)
Interest income	711,428	-	711,428	4,394,801	(1)	5,106,229			5,106,229

Income (loss) before income taxes	(3,267,936)	3,169,830	(98,106)			596,978			(6,598,151)

Income tax expense	318,027	-	318,027			318,027	4,035	(3)	322,062

Income (loss) from continuing operations	$(3,585,963)	$3,169,830	$(416,133)			$278,951			$(6,920,213)

Basic and diluted income (loss) per share	$(0.15)					$0.01			$(0.28)

Weighted average number of common
Shares outstanding	24,663,426					24,663,426			24,663,426

 Integrated Alarm Services Group, Inc.
Notes to Pro Forma Consolidated Statement of Operations
For the Nine Months Ending September 30, 2004
(unaudited)

(1) This adjustment reclassifies interest income of $2,479,251 on NACC notes receivable from revenue to interest income to be consistent with our classification. In addition, notes receivable discounted to fair value will result in imputed interest income of $1,915,550 for the nine months. The total increase in interest income for these items is
$4,394,801.

(2) The adjustments were made to asset balances in applying purchase accounting. The following summarizes the adjustment required for depreciation and amortization expense:

Asset	IASG method	Useful life in years	Depreciation/amortization	Previously recorded by NACC	Adjustment
Property and equipment	Straight-line	4.5	$322,917	$284,307	$38,610
Dealer relationships	150% declining balance	15	1,152,222	-	$1,152,222
Customer contracts	Straight-line plus attrition	18	736,634	707,000	$29,634
			$2,211,773	$991,307	$1,220,466

If $1.0 million of fair value is reallocated to or from Dealer relationships as a result of finalizing the valuation, it will change total amortization for the nine months by $75,000.

(3) Based on the pro forma numbers, the Company would generate a pre-tax loss for the year. As a result, a full valuation allowance against the Company’s deferred tax assets would continue to be required. Consequently, a tax benefit connected with the NACC acquisition would not be recorded. The only tax expense reported should be the state income tax associated with states where each subsidiary with taxable income files separate tax returns. An increase of $4,035 of tax expense has been recorded to recognize the net effect on state income tax expense.

(4) The debt issuance costs of the Notes are estimated at $4,580,000 and will be amortized using the effective interest method over the seven years to maturity resulting in $654,286 per year ($490,715 for nine months) of debt issuance expense. The debt retired had an annual amortization expense of $224,782 ($168,586 for nine months) resulting in a net increase in amortization expense for the nine months of $322,129.

(5) The $125,000,000 of Notes (at an interest rate of 12%) will result in annual interest expense of $15,000,000 ($11,250,000 for nine months). The debt retired of $52,870,112 has annual interest expense of $5,836,000 ($4,377,000 for nine months) for an effective rate of approximately 11.0%. The net increase in the interest expense for the nine months will be approximately $6,873,000.

Note: The unaudited pro forma consolidated statement of operations includes general and administrative related party expenses (corporate overhead) of $255,853 which is not expected to recur in future periods.